                              [ADDED MATERIAL]

activities and purposes, the FHLB System seeks to provide a portion of the funds necessary through advances to its members. Historically, the Bank has relied on advances from FHLB of Boston rather than other sources. The Bank has used advances from the FHLB of Boston as an alternative to deposits and as a source of lendable funds. At June 30, 1995, the Bank had $2.0 million in advances from the FHLB of Boston at a rate of 6.87%, a decrease of $1.0 million from fiscal year ended June 30, 1994.
          THE MAXIMUM AMOUNT OF BORROWINGS FROM THE FHLB OF BOSTON AT THE END OF EACH MONTH FOR FISCAL YEARS ENDING JUNE, 1995 AND 1994 WAS $3,000,000. THE AVERAGE AMOUNT OUTSTANDING FOR FISCAL YEARS 1995 AND 1994 WAS $2,591,743 AND $3,000,000 RESPECTIVELY.
          The Bank intends to continue to fund its mortgage commitments with borrowed funds during periods when the supply of other lendable funds is insufficient or more costly.
          Under its current credit policies, the FHLB System limits advances based on a member's assets, total borrowings and regulatory capital and expects members to maintain a reserve position for unanticipated needs. In addition, an insured institution's eligibility to receive FHLB advances may be reduced unless the institution is a "qualified thrift lender." In the event its percentage of qualified thrift investments to tangible assets falls below 65%, the institution's borrowing authority is reduced to the applicable percentage of the borrowings to which it would otherwise be entitled.


YIELDS EARNED AND RATES PAID

          The Bank's net earnings depend primarily upon the spread between the income it receives from its loan and investment portfolio and its cost of funds, consisting principally of the interest paid by it on its deposit accounts and borrowings. The following tables present the Bank's AVERAGE BALANCES, yields, costs and spreads for the periods indicated.

                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,               YEARS ENDED JUNE 30,
                                                           --------------------------------------------------------
                                                              1995           1995           1994           1993
                                                           --------------------------------------------------------

Average balance on total loans outstanding                 $61,903,144    $61,335,841    $60,538,027    $60,667,376

Average balance on investments                             $42,966,683    $43,173,813    $38,826,572    $28,691,791

Average balance on mortgage-backed
  securities                                               $14,383,313    $11,965,241    $11,226,793     $7,725,506

Average balance on collateralized mortgage obligations     $12,946,436    $11,831,653    $15,839,006    $28,034,098

Average balance on other investments                       $16,967,728    $15,726,564    $16,582,958    $15,207,793

Combined average balance on interest earning assets       $149,167,304   $144,033,122   $143,013,356   $140,326,564

Average balance on interest bearing deposit
  accounts                                                $133,627,367   $128,999,752   $130,222,570   $130,520,846

Average balance on non-interest bearing
  deposit accounts                                          $2,119,547     $3,293,549       $756,385       $351,109

Average balance on FHLB advances                            $2,000,000     $2,591,743     $3,000,000     $3,881,866

Average balance on deposit accounts and
FHLB borrowings                                           $135,627,367   $131,591,495   $133,222,570   $134,402,712



                                                            SIX MONTHS
                                                              ENDED
                                                             JUNE 30,               YEARS ENDED JUNE 30
                                                           --------------------------------------------------------
                                                              1995           1995           1994           1993
                                                           --------------------------------------------------------

Weighted average yield on total
  loans outstanding                                           8.56%          8.23%          7.72%          8.55%

Weighted average yield on
  investments                                                 6.12%          5.48%          4.81%          5.19%

Weighted average yield on
  mortgage-backed securities                                  6.38%          5.96%          5.75%          6.59%

Collateralized mortgage obligations                           6.90%          6.93%          6.11%          6.79%

Weighted average yield on other
  investments                                                 6.09%          5.20%          3.11%          2.69%

Combined weighted average yield on
  interest earning assets                                     7.25%          6.93%          6.03%          6.72%

Weighted average rate paid on
  deposit accounts                                            3.77%          3.41%          3.12%          3.66%


          ALLOWANCE FOR LOAN LOSSES. The allowance for loan losses is maintained by a provision charged against income at a level that management considers adequate to provide for potential losses. The amount of the provision is based upon management's evaluation of individual loans, past loss experience, current economic conditions, the inherent risk in the loan portfolio and other relevant factors.
          An analysis of activity in the allowance for loan losses for the years ended June 30, is provided below.

                                                1995          1994          1993
                                                ----          ----          ----

     Balance, beginning of year             $491,057      $524,639      $391,676

     Provision for probable loan losses       93,000        95,000       400,000

     Charge-offs

       Real estate-mortgage                  143,838       106,962       266,288

       Commercial                              2,362             -             -

       Consumer                                    -        22,646           749
                                            --------      --------      --------
                                             146,200       129,608       267,037

     Recoveries:
       Consumer                                    -         1,026             -

     Net charge-offs                        $146,200      $128,582      $267,037
                                            --------      --------      --------
     Balance, end of year                   $437,857      $491,057      $524,639
                                            --------      --------      --------
                                            --------      --------      --------


          Management analyzes the adequacy of the allowance for loan losses at least quarterly. Management measures the adequacy of its allowance for loan losses by assigning loans into risk categories based on a loan classification system modeled after the bank regulatory classification system. While management believes that its allowance for loan losses is adequate to cover potential losses, there are uncertainties regarding future events, particularly in the currently weakened New England real estate market and economy. Further deterioration in the real estate market or economy may result in additional nonaccrual loans, charge-offs and a need for provisions for loan losses to maintain an adequate allowance. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based upon their judgments about information available to them at the time of their examination. Allocation of the allowance for loan losses to the various categories of the portfolio is also made periodically, based on management's judgment in weighing various factors, including the quality of specific loans, the level of nonaccrual loans in the various categories, current economic conditions, trends in delinquencies and prior charge-offs, and the collateral value of the underlying security. Because the allowance for loan losses is based on various estimates, including loan collectibility and real estate values, and includes a high degree of judgement, subsequent changes in the general economic prospects of the borrowers may require changes in those estimates.

          A breakdown of the allowance for loan losses is shown below.


                                                             AT JUNE 30,
                          --------------------------------------------------------------------------------------
                                   1995                          1994                          1993
                          --------------------------------------------------------------------------------------
                                         PERCENT OF                    PERCENT OF                    PERCENT OF
                                          LOANS TO                      LOANS TO                      LOANS TO
                            AMOUNT       TOTAL LOANS     AMOUNT        TOTAL LOANS     AMOUNT        TOTAL LOANS
                          --------------------------------------------------------------------------------------

Mortgage loans            $ 12,000           94.2       $ 12,000           95.9       $ 54,000           95.5

Consumer and other
  loans                      5,000            5.8          5,000            4.1         70,000            4.5

Unallocated                420,857            N/A        474,057            N/A        400,639            N/A
                          --------          -----       --------          -----       --------          -----

                          $437,857          100.0%      $491,057          100.0%      $524,639          100.0%
                          --------                      --------                      --------
                          --------                      --------                      --------


INVESTMENT ACTIVITIES

          GENERAL. As a member of the FHLB System, the Bank is required to maintain liquid assets at minimum levels which vary from time to time. See "Regulation - Federal Home Loan Bank System." The Bank's investment portfolio, cash, U.S. Government and Agency securities and FHLB deposits provide not only a source of income but also a source of liquidity to meet lending demands, fluctuations in deposit flows and required liquidity levels. At June 30, 1995, the Bank's liquidity ratio was 35.3%. Liquidity levels may be increased or decreased depending upon the yields on investment alternatives, management's judgment as to the attractiveness of the yields then available in relation to other opportunities, management's expectations of the level of yield that will be available in the future and management's projections as to the short-term demand for funds to be used in the Bank's loan origination and other activities.
          Interest income from investments in various types of liquid assets provides a significant